Exhibit 99.1

TTM Technologies, Inc., Q2’20	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Fiscal Second Quarter 2020 Results

Santa Ana, CA – July 29, 2020 – TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) and radio frequency (“RF”) components manufacturer, today reported results for the second quarter of fiscal 2020, which ended on June 29, 2020.

On April 19th, TTM completed the previously announced sale of its Mobility business unit. The operating results and related assets and liabilities of the Mobility business under US GAAP are presented as discontinued operations for all periods. To facilitate the comparison of TTM’s results to previously issued guidance, non-GAAP financial information is also provided below which includes approximately three weeks of results for the Mobility business unit as well as results from the previously announced closure of the two E-MS plants. Please refer to the earnings schedule for additional details on exited businesses and continuing operations.

Second Quarter 2020 Highlights

•	GAAP net sales were $570.3 million

•	Non-GAAP net sales were $601.1 million

•	GAAP net income of $192.8 million, or $1.79 per diluted share, inclusive of a net gain on the sale of the Mobility business unit of $183.1 million or $1.70 per diluted share

•	Non-GAAP net income was $33.3 million, or $0.31 per diluted share, inclusive of $0.01 of foreign exchange loss

•	Cash flow from operations of $119.0 million

•	Today repaid $400 million of Term Loan B from cash received from Mobility Business Unit divestiture

Second Quarter 2020 GAAP Financial Results

Net sales from continuing operations for the second quarter of 2020 were $570.3 million, compared to $526.9 million in the second quarter of 2019 and $497.6 million in the first quarter of 2020.

GAAP operating income from continuing operations for the second quarter of 2020 was $23.0 million, compared to $29.0 million in the second quarter of 2019 and $16.2 million in the first quarter of 2020.

GAAP net income for the second quarter of 2020 was $192.8 million, or $1.79 per diluted share and includes an estimated net gain of $183.1 million from the sale of the Mobility business. This compares to net income of $3.4 million, or $0.03 per diluted share in the second quarter of 2019, and net loss of $1.2 million, or ($0.01) per diluted share, in the first quarter of 2020.

Second Quarter 2020 Non-GAAP Financial Results

Net sales for the second quarter of 2020 were $601.1 million, compared to $633.0 million in the second quarter of 2019 and $610.8 million in the first quarter of 2020.

On a non-GAAP basis, net income for the second quarter of 2020 was $33.3 million, or $0.31 per diluted share. This compares to non-GAAP net income of $21.3 million, or $0.20 per diluted share, for the second quarter of 2019 and $19.6 million, or $0.18 per diluted share, in the first quarter of 2020.

Adjusted EBITDA for the second quarter of 2020 was $80.3 million, or 13.4 percent of net sales, compared to adjusted EBITDA of $82.9 million, or 13.1 percent of net sales, for the second quarter of 2019 and $82.1 million, or 13.4 percent of net sales, for the first quarter of 2020.

TTM Technologies, Inc., Q2’20	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

“In the second quarter, TTM demonstrated excellent operational execution and overcame COVID-19 related challenges to deliver revenue and earnings above the previously guided range. All of our manufacturing facilities continue to remain operational and I want to recognize all of our employees for their tremendous efforts in support of our customers during these challenging times,” said Tom Edman, CEO of TTM. “The diversified mix of end markets that we serve enabled TTM to grow revenues and outperform earnings expectations despite weakness in the automotive and commercial aerospace end markets. Finally, TTM has shown financial discipline, bringing our net debt to EBITDA ratio to 2.1, following the receipt of proceeds from the sale of the Mobility Business Unit and subsequent repayment of our Term loan.”

Business Outlook

Looking ahead, we believe that we will continue to experience COVID-19 related impacts on our end markets as well as inefficiencies with our own production. Taking this into consideration, TTM estimates that revenue for the third quarter of 2020 will be in the range of $470 million to $510 million, and non-GAAP net income will be in the range of $0.16 to $0.22 per diluted share. This guidance no longer includes the Mobility Business Unit but continues to include the E-MS business unit while that business winds down.

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss second quarter 2020 results and the third quarter 2020 outlook on Wednesday, July 29, 2020, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 800-367-2403 or international 334-777-6978 (ID 9715005). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs and backplane assemblies as well as a global designer and manufacturer of high-frequency radio frequency (RF) and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of COVID-19, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated

TTM Technologies, Inc., Q2’20	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050 significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Second Quarter		First Quarter	First Two Quarters
	2020	2019*	2020	2020	2019*
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$570,298	$526,877	$497,646	$1,067,944	$1,063,322
Cost of goods sold	469,868	434,029	416,304	886,172	871,648

Gross profit	100,430	92,848	81,342	181,772	191,674

Operating expenses:
Selling and marketing	15,969	16,898	16,169	32,138	34,458
General and administrative	33,309	29,137	34,339	67,648	58,987
Research and development	5,181	4,496	4,762	9,943	9,212
Amortization of definite-lived intangibles	9,561	10,593	9,562	19,123	26,745
Restructuring charges	13,414	2,732	328	13,742	3,164

Total operating expenses	77,434	63,856	65,160	142,594	132,566

Operating income	22,996	28,992	16,182	39,178	59,108

Interest expense	(18,572)	(20,553)	(19,781)	(38,353)	(41,688)
Other, net	455	3,007	2,502	2,957	2,650

Income (Loss) from continuing operations before income taxes	4,879	11,446	(1,097)	3,782	20,070
Income tax benefit (provision)	4,467	1,047	(2,123)	2,344	(1,339)

Net income (loss) from continuing operations	9,346	12,493	(3,220)	6,126	18,731
Income (loss) from discontinued operations, net of income taxes	183,464	(9,069)	2,046	185,510	(18,559)

Net income (loss)	$192,810	$3,424	$(1,174)	$191,636	$172

* Reclassified Research and development expenses as a separate line item from General and administrative expenses

Earnings (loss) per share:
Basic earnings (loss) per share from continuing operations	$0.09	$0.12	$(0.03)	$0.06	$0.18
Basic earnings (loss) per share from discontinued operations	1.72	(0.09)	0.02	1.75	(0.18)

Basic earnings (loss) per share	$1.81	$0.03	$(0.01)	$1.81	$0.00

Diluted earnings (loss) per share from continuing operations	$0.09	$0.12	$(0.03)	$0.06	$0.18
Diluted earnings (loss) per share from discontinued operations	1.70	(0.09)	0.02	1.72	(0.18)

Diluted earnings (loss) per share	$1.79	$0.03	$(0.01)	$1.78	$0.00

Weighted-average shares used in computing per share amounts:
Basic	106,295	105,470	105,686	105,990	104,893
Diluted	107,485	132,045	105,686	107,431	105,860
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Net income	9,346	12,493		6,126	18,731
Add back items: interest expense, net of tax	—	2,780		—	—

Adjusted net income	9,346	15,273		6,126	18,731
Weighted-average shares outstanding	106,295	105,470		105,990	104,893
Dilutive effect of convertible debt	—	25,938		—	—
Dilutive effect of warrants	—	—		—	—
Dilutive effect of performance-based stock units, restricted stock units & stock options	1,190	637		1,441	967

Diluted shares	107,485	132,045		107,431	105,860

Earnings per share:
Basic earnings per share from continuing operations	$0.09	$0.12		$0.06	$0.18
Basic earnings (loss) per share from discontinued operations	1.72	(0.09)		1.75	(0.18)

Basic earnings per share	$1.81	$0.03		$1.81	$0.00

Diluted earnings per share from continuing operations	$0.09	$0.12		$0.06	$0.18
Diluted earnings (loss) per share from discontinued operations	1.70	(0.09)		1.72	(0.18)

Diluted earnings per share	$1.79	$0.03		$1.78	$0.00

SELECTED BALANCE SHEET DATA
	June 29, 2020	December 30, 2019
Cash and cash equivalents, including restricted cash	$694,668	$379,818
Accounts and notes receivable, net	414,329	503,598
Contract assets	287,281	254,600
Inventories	122,847	113,753
Current assets held for sale	—	67,572
Total current assets	1,871,912	1,342,684
Property, plant and equipment, net	660,866	678,201
Operating lease right of use asset	21,993	22,173
Non-current assets held for sale	—	425,597
Other non-current assets	1,039,900	1,092,278
Total assets	3,594,671	3,560,933
Short-term debt, including current portion of long-term debt	$649,975	$249,975
Accounts payable	351,819	329,866
Current liabilities held for sale	—	185,391
Total current liabilities	1,197,457	946,666
Debt, net of discount	832,834	1,225,962
Non-current liabilities held for sale	—	1,530
Total long-term liabilities	951,649	1,335,230
Total equity	1,445,565	1,279,037
Total liabilities and equity	3,594,671	3,560,933

SUPPLEMENTAL DATA
	Second Quarter		First Quarter	First Two Quarters
	2020	2019	2020	2020	2019*
Gross margin	17.6%	17.6%	16.3%	17.0%	18.0%
Operating margin	4.0%	5.5%	3.3%	3.7%	5.6%

End Market Breakdown, including Mobility:
	Second Quarter		First Quarter
	2020	2019	2020
Aerospace/Defense	31%	28%	30%
Automotive	12%	16%	12%
Cellular Phone	3%	6%	11%
Computing/Storage/Peripherals	13%	15%	14%
Medical/Industrial/Instrumentation	20%	15%	16%
Networking/Communications	19%	17%	14%
Other	2%	3%	3%

TTM Consolidated								Mobility Business Unit

End Markets	1Q 19	2Q 19	3Q 19	4Q 19	FY2019	1Q 20	2Q 20	End Markets	1Q 19	2Q 19	3Q 19	4Q 19	FY2019	1Q 20	2Q 20
Aerospace/Defense	27%	28%	24%	26%	26%	30%	31%	Aerospace/Defense	0%	0%	0%	0%	0%	0%	0%
Automotive	17%	16%	17%	14%	16%	12%	12%	Automotive	5%	6%	3%	2%	4%	3%	4%
Cellular Phones	7%	6%	19%	16%	13%	11%	3%	Cellular Phones	48%	41%	73%	65%	60%	56%	54%
Computing/Storage/Periph	13%	15%	12%	14%	13%	14%	13%	Computing/Storage/Periph	28%	36%	14%	19%	22%	22%	25%
Medical/Industrial/Inst	15%	15%	13%	13%	14%	16%	20%	Medical/Industrial/Inst	7%	5%	2%	3%	4%	3%	4%
Networking/ Communications	18%	17%	13%	15%	15%	14%	19%	Networking/ Communications	5%	5%	4%	6%	5%	6%	5%
Other	3%	3%	2%	2%	3%	3%	2%	Other	7%	7%	4%	5%	5%	10%	8%

SZ + SH-EMS								TTM, excluding Mobility, SZ & SH E-MS

End Markets	1Q 19	2Q 19	3Q 19	4Q 19	FY2019	1Q 20	2Q 20	End Markets	1Q 19	2Q 19	3Q 19	4Q 19	FY2019	1Q 20	2Q 20
Aerospace/Defense	0%	1%	0%	0%	0%	0%	0%	Aerospace/Defense	33%	36%	36%	37%	35%	38%	33%
Automotive	56%	58%	74%	59%	63%	49%	54%	Automotive	17%	15%	15%	15%	15%	13%	11%
Cellular Phones	0%	0%	0%	0%	0%	0%	0%	Cellular Phones	0%	-1%	1%	0%	0%	1%	0%
Computing/Storage/Periph	0%	0%	0%	0%	0%	0%	0%	Computing/Storage/Periph	12%	12%	12%	13%	12%	12%	13%
Medical/Industrial/Inst	22%	23%	11%	19%	18%	23%	14%	Medical/Industrial/Inst	16%	17%	18%	17%	17%	18%	21%
Networking/ Communications	21%	18%	16%	22%	19%	29%	35%	Networking/ Communications	20%	19%	16%	17%	18%	16%	19%
Other	1%	0%	-1%	0%	0%	-1%	-3%	Other	2%	2%	2%	1%	3%	2%	3%

Stock-based Compensation, including Mobility:
	Second Quarter		First Quarter
	2020	2019	2020
Amount included in:
Cost of goods sold	$620	$569	$850
Selling and marketing	291	383	451
General and administrative	1,690	2,611	3,477
Research & Development	46	39	57

Total stock-based compensation expense	$2,647	$3,602	$4,835

Operating Segment Data:
	Second Quarter		First Quarter
Net sales:	2020	2019	2020
PCB	$520,067	$466,960	$467,430
E-M Solutions	50,231	59,917	30,216

Total net sales	$570,298	526,877	497,646

Operating segment income:
PCB	$80,056	$62,463	$61,626
E-M Solutions	(15,577)	863	(4,329)
Corporate	(30,538)	(22,561)	(30,170)

Total operating segment income	33,941	40,765	27,127
Amortization of definite-lived intangibles	(10,945)	(11,773)	(10,945)

Total operating income	22,996	28,992	16,182
Total other expense	(18,117)	(17,546)	(17,279)

Income (Loss) from continuing operations before income taxes	$4,879	$11,446	$(1,097)

RECONCILIATIONS1

	GAAP December 30, 2019	Mobility balances December 30, 2019[2]	Combined December 30, 2019
Cash and cash equivalents, including restricted cash	$379,818	$20,336	$400,154
Accounts and notes receivable, net	503,598	66	503,664
Contract assets	254,600	33,635	288,235
Inventories	113,753	8,266	122,019
Current assets held for sale	67,572	(67,572)	—
Total current assets	1,342,684	—	1,342,684
Property, plant and equipment, net	678,201	344,728	1,022,929
Operating lease right of use asset	22,173	1,983	24,156
Non-current assets held for sale	425,597	(425,597)	—
Other non-current assets	1,092,278	78,886	1,171,164
Total assets	3,560,933	—	3,560,933

Short-term debt, including current portion of long-term debt	$249,975	$—	$249,975
Accounts payable	329,866	153,700	483,566
Current liabilities held for sale	185,391	(185,391)	—
Total current liabilities	946,666	—	946,666
Debt, net of discount	1,225,962	—	1,225,962
Non-current liabilities held for sale	1,530	(1,530)	—
Total long-term liabilities	1,335,230	—	1,335,230
Total equity	1,279,037	—	1,279,037
Total liabilities and equity	3,560,933	—	3,560,933

	Second Quarter		First Quarter	First Two Quarters
	2020	2019	2020	2020	2019*
Non-GAAP revenue reconciliation[3]:
GAAP revenue	$570,298	$526,877	$497,646	$1,067,944	$1,063,322
Revenue from discontinued operations	30,777	106,161	113,174	143,951	189,916

Non-GAAP revenue	$601,075	$633,038	$610,820	$1,211,895	$1,253,238

Non-GAAP gross profit reconciliation[4]:
GAAP gross profit	$100,430	$92,848	$81,342	$181,772	$191,674
Gross profit from discontinued operations	2,402	(8,233)	4,749	7,151	(18,374)
Add back item:
Amortization of definite-lived intangibles	1,384	1,180	1,383	2,767	2,359
Accelerated Depreciation	2,397	—	—	2,397	—
Stock-based compensation	620	569	850	1,470	1,275

Non-GAAP gross profit	$107,233	$86,364	$88,324	$195,557	$176,934

Non-GAAP gross margin	17.8%	13.6%	14.5%	16.1%	14.1%

Non-GAAP operating income reconciliation[5]:
GAAP operating income	$22,996	$28,992	$16,182	$39,178	$59,108
Operating income (loss) from discontinued operations	976	(12,148)	1,441	2,417	(24,774)
Add back items:
Amortization of definite-lived intangibles	11,079	12,447	11,620	22,699	30,452
Accelerated Depreciation	2,754	—	—	2,754	—
Stock-based compensation	2,647	3,602	4,835	7,482	7,528
Restructuring, acquisition-related, and other charges	14,273	4,351	1,596	15,869	5,454

Non-GAAP operating income	$54,725	$37,244	$35,674	$90,399	$77,768

Non-GAAP operating margin	9.1%	5.9%	5.8%	7.5%	6.2%

Non-GAAP net income and EPS reconciliation[6]:
GAAP net income (loss)	$9,346	$12,493	(3,220)	$6,126	$18,731
Net income (loss) from discontinued operations	183,464	(9,069)	2,046	185,510	(18,559)
Add back items:
Amortization of definite-lived intangibles	11,079	12,447	11,620	22,699	30,452
Accelerated Depreciation	2,754	—	—	2,754	—
Gain on sales of the Mobility business unit	(248,863)	—	—	(248,863)	—
Stock-based compensation	2,647	3,602	4,835	7,482	7,528
Non-cash interest expense	3,604	3,467	3,553	7,157	7,335
(Gain) on sale of assets	(274)	(235)	(233)	(507)	(3,306)
Restructuring, acquisition-related, and other charges	13,969	4,351	1,596	15,565	5,454
Income taxes[7]	55,613	(5,789)	(593)	55,020	(9,939)

Non-GAAP net income	$33,339	$21,267	$19,604	$52,943	$37,696

Non-GAAP earnings per diluted share	$0.31	$0.20	$0.18	$0.49	$0.36

Non-GAAP diluted number of shares[8]:
Diluted shares	107,485	132,045	107,378	107,431	105,860
Dilutive effect of convertible debt	—	(25,938)	—	—	—

Non-GAAP diluted number of shares	107,485	106,107	107,378	107,431	105,860

Adjusted EBITDA reconciliation[9]:
GAAP net income (loss)	$9,346	$12,493	$(3,220)	$6,126	$18,731
Net income (loss) from discontinued operations	183,464	(9,069)	2,046	$185,510	$(18,559)
Add back items:
Income tax provision (benefit)	61,498	(2,829)	2,865	64,363	(4,306)
Interest expense	18,572	20,871	20,004	38,576	42,559
Amortization of definite-lived intangibles	11,079	12,447	11,620	22,699	30,452
Gain on sales of the Mobility business unit	(248,863)	—	—	(248,863)	—
Depreciation expense	28,871	41,235	42,632	71,503	82,837
Stock-based compensation	2,647	3,602	4,835	7,482	7,528
(Gain) on sale of assets	(274)	(235)	(233)	(507)	(3,306)
Restructuring, acquisition-related, and other charges	13,969	4,351	1,596	15,565	5,454

Adjusted EBITDA	$80,309	$82,866	$82,145	$162,454	$161,390

Adjusted EBITDA margin	13.4%	13.1%	13.4%	13.4%	12.9%

Free cash flow reconciliation, including Mobility:
Operating cash flow	118,996	86,123	27,913	146,909	123,047
Capital expenditures, net	(22,370)	(34,741)	(32,451)	(54,821)	(63,187)

Free cash flow	$96,626	$51,382	$(4,538)	$92,088	$59,860

Select Non-GAAP income statement data

TTM Consolidated	Q1-19A	Q2-19A	Q3-19A	Q4-19A	FY 2019A	Q1-20A	Q2-20A
Sales	620.2	633.0	716.8	719.3	2,689.3	610.8	601.1
Gross Profit	90.6	86.4	106.0	126.8	409.7	88.3	107.2
Gross Margin	14.6%	13.6%	14.8%	17.6%	15.2%	14.5%	17.8%
Op Income	40.5	37.2	54.0	72.4	204.1	35.7	54.7
Operating Margin	6.5%	5.9%	7.5%	10.1%	7.6%	5.8%	9.1%
EBITDA	78.5	82.9	103.5	111.3	376.2	82.1	80.3
EBITDA %	12.7%	13.1%	14.4%	15.5%	14.0%	13.4%	13.4%

Mobility	Q1-19A	Q2-19A	Q3-19A	Q4-19A	FY 2019A	Q1-20A	Q2-20A
Sales	83.8	106.1	182.6	183.5	556.0	113.2	30.8
Gross Profit	(10.1)	(8.2)	18.6	24.3	24.5	4.7	2.4
Gross Margin	-12.1%	-7.8%	10.2%	13.2%	4.4%	4.2%	7.8%
Op Income	(11.9)	(10.3)	15.9	21.0	14.7	2.1	1.1
Operating Margin	-14.2%	-9.7%	8.7%	11.4%	2.6%	1.9%	3.6%
EBITDA	6.0	9.2	36.9	38.5	90.6	21.9	3.8
EBITDA %	7.2%	8.7%	20.2%	21.0%	16.3%	19.3%	12.3%

SZ + SH-EMS	Q1-19A	Q2-19A	Q3-19A	Q4-19A	FY 2019A	Q1-20A	Q2-20A
Sales	36.0	40.9	54.5	29.8	161.2	14.2	21.4
Gross Profit	3.0	3.4	5.2	2.3	13.9	(2.4)	(0.3)
Gross Margin	8.3%	8.3%	9.5%	7.7%	8.6%	-16.7%	-1.4%
Op Income	2.0	1.2	4.3	2.0	9.5	(3.8)	(0.8)
Operating Margin	5.6%	2.9%	7.9%	6.7%	5.9%	-26.8%	-3.8%
EBITDA	2.5	3.1	7.1	2.0	14.7	(3.6)	0.1
EBITDA %	6.9%	7.6%	13.0%	6.7%	9.1%	-25.4%	0.4%

TTM Proforma Excluding Mobility, SZ & SH-EMS	Q1-19A	Q2-19A	Q3-19A	Q4-19A	FY 2019A	Q1-20A	Q2-20A
Sales	500.4	486.0	479.7	506.0	1,972.1	483.4	548.9
Gross Profit	97.7	91.2	82.2	100.1	371.2	86.0	105.6
Gross Margin	19.5%	18.8%	17.1%	19.8%	18.8%	17.8%	19.2%
Op Income	52.2	46.2	33.8	49.4	179.8	37.7	54.4
OM	10.4%	9.5%	7.0%	9.8%	9.1%	7.8%	9.9%
EBITDA	70.0	70.6	59.5	70.5	270.5	63.5	76.4
EBITDA %	14.0%	14.5%	12.4%	13.9%	13.7%	13.1%	13.9%

1

This information provides a reconciliation of non-GAAP balance sheet data to the financial information in our consolidated condensed balance sheet and non-GAAP revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

2	Excludes the estimated gain on sale of Mobility.

3	Non-GAAP revenue includes revenue from discontinued operations.

4

Non-GAAP gross profit and gross margin measures include discontinued operations and exclude amortization of intangibles, accelerated depreciation due to the closure of two EM-Solutions plants, and stock-based compensation expense.

5

Non-GAAP operating income and operating margin measures include discontinued operations and exclude amortization of intangibles, accelerated depreciation due to the closure of two EM-Solutions plants, stock-based compensation expense, gain on sale of assets, acquisition-related costs, restructuring and other charges.

6

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures—which include discontinued operations and add back amortization of intangibles, accelerated depreciation due to the closure of two EM-Solutions plants, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, acquisition-related costs, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items—provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

7	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.

8	Non-GAAP diluted number of shares used in computing non-GAAP earnings per share excludes the dilutive effect of convertible debt.

9

Adjusted EBITDA is defined as earnings, including discontinued operations, before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, acquisition-related costs, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.